EXHIBIT 24.1

POWER OF ATTORNEY

Each of the undersigned directors of MW BANCORP, INC., a Maryland corporation, which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of certain of its common shares for offering and sale pursuant to the MW Bancorp, Inc. 2016 Equity Plan, hereby constitutes and appoints Gregory P. Niesen and Julie M. Bertsch, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all things that each of said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand the day set forth next to his signature.

/s/ Bernard G. Buerger	May 11, 2016
Bernard G. Buerger

/s/ John W. Croxton	May 11, 2016
John W. Croxton

/s/ Gerald E. Grove	May 11, 2016
Gerald E. Grove

/s/ David M. Tedtman	May 11, 2016
David M. Tedtman

/s/ Bruce N. Thompson	May 11, 2016
Bruce N. Thompson